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                                                                     Exhibit 5.2


                        [Shearman & Sterling Letterhead]



                               September 18, 2001


Stilwell Financial Inc.
920 Main Street, 21/st/ Floor
Kansas City, Missouri 64105

                             Stilwell Financial Inc.
                             -----------------------

Ladies and Gentlemen:

          We are acting as counsel for Stilwell Financial Inc., a Delaware company (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of the Company's shares of common stock, $0.01 par value per share, shares of preferred stock and debt securities (the "Debt Securities") with an aggregate issue price of up to $800,000,000. The Debt Securities are to be issued in one or more series under indentures (the "Indentures") that are to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

          In our capacity as counsel to the Company, we have examined and relied upon the information set forth in the Registration Statement; the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons; and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

          Based upon and subject to the foregoing, with respect to any series of Debt Securities, we are of the opinion that when the Indenture relating to such series of Debt Securities has been duly authorized, executed and delivered by the Company, assuming due authorization, execution and delivery of such Indenture by the Trustee, and when the final terms of such Debt Securities have been duly established and approved, and when such Debt Securities have been duly authorized, executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the such Indenture, and delivered to and paid for by

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the purchasers thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar law affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

                                                      Very truly yours,

                                                      /s/ Shearman & Sterling
                                                      ------------------------
                                                      Shearman & Sterling